Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

20% Growth in Subscription and Transaction Revenue Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 9, 2018 – Bottomline Technologies (NASDAQ:EPAY), a leading provider of financial technology that helps make business payments simple, smart and secure, today reported financial results for the fourth quarter and fiscal year ended June 30, 2018.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $71.1 million for the fourth quarter, up 20% as compared to the fourth quarter of last year. Revenues overall for the fourth quarter were $106.5 million, up 14% as compared to the fourth quarter of last year.

GAAP net income for the fourth quarter was $12.8 million compared to a GAAP net loss of $5.7 million for the fourth quarter of last year. GAAP net income per share was $0.32 in the fourth quarter compared to a GAAP net loss per share of $0.15 in the fourth quarter of last year.

Adjusted EBITDA for the fourth quarter was $26.1 million compared to $20.8 million for the fourth quarter of last year, an increase of 25%. Adjusted EBITDA for the fourth quarter was 24% of overall revenue compared to 22% of overall revenue for the fourth quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the fourth quarter was $14.2 million compared to $10.6 million for the fourth quarter of last year and core earnings per share was $0.35 for the fourth quarter compared to $0.28 for the fourth quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“The market is embracing our strategy and the investments we have made in our technology platforms,” said Rob Eberle, President and CEO. “We drove 20% subscription and transaction growth and 14% overall revenue growth in the quarter to complete a very successful fiscal year. The broad demand for our solutions is evidenced by our financial results as well as our strong subscription and transaction bookings. The technology investments we are making are designed to extend our product leadership and drive continued growth for years to come. As we enter FY19, we have a high degree of confidence in our ability to execute against our financial targets and drive increased shareholder value.”

Fiscal 2018 Financial Highlights:

•	Subscription and transaction revenues for the year were $262.4 million, up 18% from prior year

•	Revenues overall for the year were $394.1 million, up 13% from prior year

•	Adjusted EBITDA for the year was $93.7 million, up from $75.2 million last year, an increase of 25%

•

GAAP net income for the year was $10.6 million compared to a GAAP net loss of $33.1 million the prior year. GAAP net income per share was $0.27 in the year compared to a GAAP net loss per share of $0.88 in the prior year.

•	Core earnings per share for the year was $1.27 compared to $0.99 in the prior year.

Fourth Quarter Customer Highlights

•	25 institutions selected Paymode-X, Bottomline’s leading payments platform to automate their payments processes, increase productivity, reduce costs and earn cash rebates.

•	3 organizations, including ProSight Specialty Insurance and Armour Risk, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	3 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•

Companies such as Banca Popolare di Sondrio of Switzerland and Global Loan Agency Services selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as E.ON and Agria Pet Insurance chose Bottomline’s corporate payment automation solutions to expand their payments capabilities and improve efficiencies.

Fourth Quarter Strategic Corporate Highlights

•

Announced 46% year-over-year growth in new customers that have joined the Paymode-X network. This record-setting number of new Paymode-X customers spans a variety of industries, including healthcare, property management, and manufacturing. The majority of new customers joined Paymode-X through Bottomline’s bank channel partners, who offer the Paymode-X solution to deepen their own customer relationships by providing market-leading integrated payables capabilities.

•

Announced a new voice-assisted Paymode-X app, which will make it easier for businesses to access information on key payment transactions. The Paymode-X app provides businesses with details such as who has paid and how much has been paid, all within a secure mobile application. Paymode-X members will be able to use the voice-enabled app to inquire about electronic payments that have been received or are in process, including those made by ACH and virtual card.

•

Announced integration into the Sopra Banking Amplitude core banking system. Sopra Banking Software has partnered with Bottomline Technologies to offer a Cyber Fraud and Risk Management solution, focused on user behavior monitoring.

•

Deployed financial process automation solutions through Microsoft AppSource, making it easier and more convenient for Microsoft users globally to find and access specialized, complementary lines of business software. Bottomline’s document automation and management offerings, PrecisionForms and PT-X Connect, help Microsoft Dynamics 365 users to reduce the time and costs incurred in creating and deploying branded forms and reports and gain insight into the delivery status of financial documents.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, goodwill impairment and fixed asset charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation and other costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net income (loss) for the three and twelve months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
GAAP net income (loss)	$12,752	$(5,659)	$10,597	$(33,137)
Amortization of acquisition-related intangible assets	5,368	5,865	22,076	24,246
Goodwill impairment and fixed asset charges (1)	—	2,399	—	9,928
Stock-based compensation plan expense	9,068	7,704	34,200	31,913
Acquisition and integration-related expenses	968	324	2,564	2,596
Restructuring expense (benefit)	19	(14)	1,495	547
Global ERP system implementation and other costs	1,457	2,131	6,430	8,804
Other non-core benefit (2)	(3,850)	(223)	(3,850)	(223)
Gain on sale of investment	(2,419)	—	(2,419)	—
Minimum pension liability adjustments	(11)	274	24	1,079
Amortization of debt issuance and debt discount costs	109	3,649	6,502	14,067
Non-recurring tax benefit (3)	(3,637)	(153)	(8,039)	(4,614)
Tax effects on non-GAAP income	(5,659)	(5,674)	(19,694)	(17,530)

Core net income	$14,165	$10,623	$49,886	$37,676

(1)	Consists of a non-recurring fixed asset charge of $2.4 million and a goodwill impairment charge of $7.5 million in the three months ended June 30, 2017 and December 31, 2016, respectively.
(2)	Consists primarily of non-recurring other income of $3.7 million recorded in connection with an investment sale.
(3)

The non-recurring tax benefit in the three and twelve months ended June 30, 2018 reflects the net benefit arising from the impact of the U.S. Tax Cuts and Jobs Act, principally from the revaluation of U.S.-based deferred tax liabilities. The non-recurring tax benefit in the twelve months ended June 30, 2017 primarily reflects the tax benefit in Switzerland related to the impairment of their investment in Intellinx, Ltd.

Non-GAAP Financial Measures (Continued)

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net income (loss) per share for the three and twelve months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
GAAP diluted net income (loss) per share	$0.32	$(0.15)	$0.27	$(0.88)

Plus:
Impact on GAAP diluted net loss per share of weighted average shares used in computing core earnings per share	—	—	—	0.01
Amortization of acquisition-related intangible assets	0.13	0.15	0.56	0.64
Goodwill impairment and fixed asset charges	—	0.06	—	0.26
Stock-based compensation plan expense	0.23	0.20	0.87	0.84
Acquisition and integration-related expenses	0.02	0.01	0.06	0.07
Restructuring expense (benefit)	—	—	0.04	0.01
Global ERP system implementation and other costs	0.04	0.06	0.16	0.23
Other non-core benefit	(0.10)	(0.01)	(0.10)	(0.01)
Gain on sale of investment	(0.06)	—	(0.06)	—
Minimum pension liability adjustments	—	0.01	—	0.03
Amortization of debt issuance and debt discount costs	—	0.10	0.17	0.37
Non-recurring tax benefit	(0.09)	—	(0.20)	(0.12)
Tax effects on non-GAAP income	(0.14)	(0.15)	(0.50)	(0.46)

Diluted core earnings per share	$0.35	$0.28	$1.27	$0.99

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing diluted net income (loss) per share for the three and twelve months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Numerator:

Core net income	$14,165	$10,623	$49,886	$37,676

Denominator:

Weighted average shares used in computing basic net income (loss) per share for GAAP	38,743	37,693	38,227	37,842
Impact of dilutive securities (shares related to conversion feature on convertible senior notes, stock options, restricted stock awards and employee stock purchase plan) (1)	1,573	337	1,099	224

Weighted average shares used in computing diluted core earnings per share	40,316	38,030	39,326	38,066

(1)	These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net income (loss) for the three and twelve months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
GAAP net income (loss)	$12,752	$(5,659)	$10,597	$(33,137)

Adjustments:
Other expense (income), net	(4,582)	4,490	4,706	17,086
Income tax benefit	(4,172)	(1,108)	(8,203)	(5,137)
Depreciation and amortization	5,356	6,603	19,994	19,528
Amortization of acquisition-related intangible assets	5,368	5,865	22,076	24,246
Goodwill impairment charge	—	—	—	7,529
Stock-based compensation plan expense	9,068	7,704	34,200	31,913
Acquisition and integration-related expenses	968	324	2,564	2,596
Restructuring expense (benefit)	19	(14)	1,495	547
Minimum pension liability adjustments	(11)	274	24	1,079
Global ERP system implementation and other costs	1,457	2,131	6,430	8,804
Other non-core expense (benefit)	(150)	189	(150)	189

Adjusted EBITDA	$26,073	$20,799	$93,733	$75,243

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net income (loss) as a percent of revenue to adjusted EBITDA as a percent of revenue for the three and twelve months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
GAAP net income (loss) as a percent of revenue	12%	(6%)	3%	(9%)

Adjustments:
Other expense (income), net	(4%)	5%	1%	5%
Income tax benefit	(4%)	(1%)	(2%)	(1%)
Depreciation and amortization	5%	7%	5%	6%
Amortization of acquisition-related intangible assets	5%	6%	6%	7%
Goodwill impairment charge	0%	0%	0%	2%
Stock-based compensation plan expense	8%	9%	8%	8%
Acquisition and integration-related expenses	1%	0%	1%	1%
Global ERP system implementation and other costs	1%	2%	2%	3%

Adjusted EBITDA as a percent of revenue	24%	22%	24%	22%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps make complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and state of the art fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to achieve future growth and profitability, achieve financial targets and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2017 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603.501.6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Subscriptions and transactions	$71,084	$59,370	$262,363	$222,997
Software licenses	2,158	3,337	10,277	11,685
Service and maintenance	29,675	29,696	114,926	109,633
Other	3,552	1,098	6,530	5,097

Total revenues	106,469	93,501	394,096	349,412

Cost of revenues:
Subscriptions and transactions	31,661	29,242	117,033	103,777
Software licenses	183	229	815	818
Service and maintenance	13,257	14,186	52,250	53,494
Other	734	846	3,032	3,737

Total cost of revenues	45,835	44,503	173,130	161,826

Gross profit	60,634	48,998	220,966	187,586

Operating expenses:
Sales and marketing	22,793	20,294	85,912	77,470
Product development and engineering	15,472	13,928	57,310	53,002
General and administrative	13,003	11,188	48,568	46,527
Amortization of acquisition-related intangible assets	5,368	5,865	22,076	24,246
Goodwill impairment charge	—	—	—	7,529

Total operating expenses	56,636	51,275	213,866	208,774

Income (loss) from operations	3,998	(2,277)	7,100	(21,188)
Other income (expense), net	4,582	(4,490)	(4,706)	(17,086)

Income (loss) before income taxes	8,580	(6,767)	2,394	(38,274)
Income tax benefit	4,172	1,108	8,203	5,137

Net income (loss)	$12,752	$(5,659)	$10,597	$(33,137)

Net income (loss) per share:
Basic	$0.33	$(0.15)	$0.28	$(0.88)

Diluted	$0.32	$(0.15)	$0.27	$(0.88)

Shares used in computing net income (loss) per share:
Basic	38,743	37,693	38,227	37,842

Diluted	40,316	37,693	39,326	37,842

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	June 30,
	2018	2017
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$131,872	$126,542
Cash and cash equivalents, held for customers	2,753	—
Accounts receivable	74,305	64,244
Other current assets	19,781	16,807

Total current assets	228,711	207,593

Property and equipment, net	28,895	26,195
Goodwill and intangible assets, net	361,809	365,980
Other assets	16,553	17,671

Total assets	$635,968	$617,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,251	$9,013
Accrued expenses and other current liabilities	33,725	29,179
Customer account liabilities	2,753	—
Deferred revenue	75,356	74,113
Convertible senior notes	—	183,682

Total current liabilities	122,085	295,987

Borrowings under credit facility	150,000	—
Deferred revenue, non-current	23,371	22,047
Deferred income taxes	8,367	15,433
Other liabilities	19,944	22,016

Total liabilities	323,767	355,483

Stockholders’ equity
Common stock	45	43
Additional paid-in-capital	678,549	624,001
Accumulated other comprehensive loss	(30,633)	(32,325)
Treasury stock	(129,914)	(113,071)
Accumulated deficit	(205,846)	(216,692)

Total stockholders’ equity	312,201	261,956

Total liabilities and stockholders’ equity	$635,968	$617,439